Exhibit 23.1


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Exigent International, Inc. Omnibus Stock Option and Incentive Plan of our report dated March 12, 1999, with respect to the consolidated financial statements of Exigent International, Inc. included in its Annual Report (Form 10-K) for the eleven months ended December 31, 1998, filed with the Securities and Exchange Commission on March 30, 1999.




                                               Ernst & Young LLP



Orlando, Florida
March 30, 1999